EXHIBIT 21
Mettler-Toledo International Inc.
Subsidiaries

Country	Legal Name

Australia	Mettler-Toledo Limited
Australia	Ohaus Australia Pty. Ltd.
Austria	Mettler-Toledo Ges.m.b.H.
Barbdaos	Mettler-Toledo Finance SRL
Belgium	N.V. Mettler-Toledo
Bermuda	Mettler-Toledo Finance Ltd.
Brazil	Mettler-Toledo Indústria e Comércio Ltda.
Canada	Mettler-Toledo Inc. (Canada)
China	Mettler-Toledo (Changzhou) Precision Instruments Ltd.
China	Mettler-Toledo (Changzhou) Scale & System Ltd.
China	Mettler-Toledo (Changzhou) Measurement Technology Ltd.
China	Mettler-Toledo Instruments (Shanghai) Co., Ltd.
China	Mettler-Toledo International Trading (Shanghai) Co., Ltd.
China	Mettler-Toledo Measurement Instrument (Shanghai) Co., Ltd
China	Mettler-Toledo (Xinjiang ) Electronic Scale Ltd.
China	Ohaus International Trading (Shanghai) Co., Ltd.
China	Ohaus Instruments (Shanghai) Co. Ltd.
China	Ohaus Instruments (Changzhou) Co. Ltd.
China	Panzhihua Toledo Electronic Scale Ltd. (Panzhihua)
China	Mettler-Toledo (Chengdu) Scale & System Ltd.
Croatia	Mettler-Toledo d.o.o.
Czech Republic	Mettler-Toledo spol. s.r.o.
Denmark	Mettler-Toledo A/S
France	Accurate Poly Services APS
France	Mettler-Toledo Analyse Industrielle SAS
France	Mettler-Toledo Holding (France) SAS
France	Mettler-Toledo SAS
Germany	Mettler-Toledo Garvens GmbH
Germany	Mettler-Toledo (Albstadt) GmbH
Germany	Mettler-Toledo GmbH
Germany	Mettler-Toledo Management Holding Deutschland GmbH
Germany	Mettler-Toledo Sales & Marketing Services GmbH
Germany	Pharmacontrol Electronic GmbH
Hong Kong	Mettler-Toledo (HK) Ltd.
Hong Kong	Mettler-Toledo (HK) Holding Limited
Hong Kong	Mettler-Toledo (HK) MTCN Limited
Hong Kong	Mettler-Toledo (HK) MTCS Limited
Hong Kong	Mettler-Toledo (HK) MTCZ Limited
Hong Kong	Ohaus (Hong Kong) Limited
Hungary	Mettler-Toledo Kereskedelmi Kft.
India	Mettler-Toledo India Private Limited
India	Ohaus Weighing India Private Limited
Indonesia	PT Mettler-Toledo Indonesia
Italy	Mettler-Toledo S.p.A.
Japan	Mettler-Toledo K.K.
Kazakhstan	Mettler-Toledo Central Asia
Kazakhstan	Mettler-Toledo Kazakhstan
Korea	Mettler-Toledo (Korea) Ltd.
Latvia	Mettler-Toledo Instrumente AG, filiale Latvija (Branch of MTIAG)

Country	Legal Name

Luxembourg	Mettler-Toledo Luxembourg S.à r.l.
Luxembourg	Mettler-Toledo Luxembourg Holdings S.à r.l.
Luxembourg	Mettler-Toledo Luxembourg Capital S.à r.l.
Malaysia	Mettler-Toledo (M) Sdn. Bhd.
Malaysia	Mettler-Toledo Services Asia-Pac Sdn. Bhd.
Malaysia	Ohaus (SEA) Sdn. Bhd.
Mexico	Mettler-Toledo S.A. de C.V.
Mexico	Ohaus de México S.A. de C.V.
Mexico	Biotix International S. de R.L. de C.V.
Netherlands	Mettler-Toledo B.V.
Netherlands	Mettler-Toledo Finance B.V.
Netherlands	Mettler-Toledo Holding B.V.
New Zealand	Mettler-Toledo Limited (Branch of MT-AUS)
Norway	Mettler-Toledo Cargoscan AS
Norway	Mettler-Toledo AS
Philippines	Mettler-Toledo Philippines Inc.
Poland	Mettler-Toledo Sp.z.o.o.
Russian Federation	Mettler-Toledo East
Russian Federation	Representation Office (Part of MTG)
Singapore	Mettler-Toledo (S) Pte. Ltd.
Slovak Republic	Mettler-Toledo s.r.o.
Slovenia	Mettler-Toledo d.o.o.
Spain	Mettler-Toledo S.A.E.
Sweden	Mettler-Toledo AB
Switzerland	Mettler-Toledo (Schweiz) GmbH
Switzerland	Mettler-Toledo GmbH
Switzerland	Mettler-Toledo Holding AG
Switzerland	Mettler-Toledo Instrumente AG
Switzerland	Mettler-Toledo International Inc.
Switzerland	Mettler-Toledo Logistik GmbH
Switzerland	Mettler-Toledo Logistik International GmbH
Switzerland	Mettler-Toledo Pac Rim AG
Switzerland	Mettler-Toledo OnLine GmbH
Switzerland	Mettler-Toledo Sales International GmbH
Switzerland	Microwa AG
Switzerland	Ohaus Europe GmbH
Taiwan	Mettler-Toledo Pac Rim AG, Taiwan Branch
Thailand	Mettler-Toledo (Thailand) Ltd.
Thailand	Ohaus Indochina Limited
Turkey	Mettler-Toledo TR Olcum Aletleri Ticaret Satis vs Servis Hizmetleri Anonim Sirketi
Ukraine	Mettler-Toledo Ukraine
United Arab Emirates	Mettler-Toledo GmbH, UAE Branch
United Kingdom	Anachem Limited
United Kingdom	Mettler-Toledo Finance (UK) Limited
United Kingdom	Mettler-Toledo Ltd.
United Kingdom	Mettler-Toledo Safeline X-Ray Limited
United Kingdom	Mettler-Toledo Safeline Limited
United Kingdom	Mettler-Toledo UK Holdings Limited
United Kingdom	Ohaus UK Ltd.
United Kingdom	Triton Technology Limited
United States	Mettler-Toledo AutoChem, Inc. [Delaware]
United States	Mettler-Toledo LLC [Delaware]
United States	Mettler-Toledo Process Analytics, Inc. [Massachusetts]
United States	Ohaus Corporation [New Jersey]
United States	Mettler-Toledo Rainin, LLC [Delaware]
United States	Mettler-Toledo Thornton Inc. [Massachusetts]
United States	Mettler-Toledo International Inc., Wilmington [Delaware]

Country	Legal Name

United States	Mettler-Toledo International Finance, Inc. [Delaware]
United States	Mettler-Toledo Global Holdings, LLC [Delaware]
United States	Mettler-Toledo (US) Finance LLC [Delaware]
United States	Mettler-Toledo International Holding, LLC [Delaware]
United States	Mettler-Toledo Global Finance LLC
United States	Mettler-Toledo Finance LLC
United States	Biotix Holdings Inc.
United States	Biotix Inc.
United States	Biotix California
United States	Calibrate, Inc.
United States	Eagle Product Inspection LLC [Delaware]
United States	Troemner, LLC [Delaware]
United States	Mettler-Toledo Holdings LLC [Delaware]
United States	Pipette Calibration Services, Inc.
Vietnam	Mettler-Toledo Vietnam Limited Liability Company